UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 29, 2024

THE CHILDREN’S PLACE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

500 Plaza Drive, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	PLCE	NASDAQ Global Select Market

Item 1.01	Entry into a Material Definitive Agreement.

Mithaq Term Loans

On February 29, 2024, The Children’s Place, Inc. (the “Company”) and certain of its subsidiaries entered into an interest-free unsecured promissory note, dated February 29, 2024 (the “Promissory Note”) with Mithaq Capital SPC (“Mithaq”), providing for up to $78.6 million in term loans, consisting of (a) an initial term loan in an original aggregate principal amount of $30.0 million (the “Initial Term Loan”) and (b) a delayed draw term loan commitment amount of $48.6 million (the “Delayed Draw Term Loan;” and together with the Initial Term Loan, collectively, the “Mithaq Term Loans”). Also on February 29, 2024, the Company received the proceeds of the Initial Term Loan.

The Mithaq Term Loans mature on February 15, 2027. The Mithaq Term Loans are interest-free, unsecured, and are guaranteed by each of the Company’s subsidiaries that guarantee the Company’s existing revolving credit facility under its Amended and Restated Credit Agreement dated May 9, 2019, as amended (the “Credit Agreement”), with Wells Fargo, National Association (“Wells Fargo”), Truist Bank, Bank of America, N.A., HSBC Business Credit (USA) Inc., JPMorgan Chase Bank, N.A., and PNC Bank as lenders (collectively, the “Credit Agreement Lenders”) and Wells Fargo, as Administrative Agent, Collateral Agent, Swing Line Lender and Term Agent (the “Credit Agreement Agent”). The Mithaq Term Loans do not provide for any closing or similar fees.

In addition, the Mithaq Term Loans are to be made subject to a subordination agreement to be entered into between the Credit Agreement Lenders and Mithaq, pursuant to which the Mithaq Term Loans will be subordinated in payment priority to the obligations of the Company and its subsidiaries under the Credit Agreement. Subject to such subordination terms, the Mithaq Term Loans are prepayable at any time and from time to time without penalty and do not require any mandatory prepayments.

The Promissory Note contains customary affirmative and negative covenants substantially similar to a subset of the covenants set forth in the Credit Agreement, including limits on the ability of the Company and its subsidiaries to incur certain liens, to incur certain indebtedness, to make certain investments, acquisitions, dispositions or restricted payments, or to change the nature of its business.

The Promissory Note contains certain customary events of default, which include (subject in certain cases to customary grace periods), nonpayment of principal, breach of other covenants in the Promissory Note, inaccuracy in representations or warranties, acceleration of certain other indebtedness (including under the Credit Agreement), certain events of bankruptcy, insolvency or reorganization, and invalidity of any part of the Promissory Note or the Letter Agreement (as defined below).

The Delayed Draw Term Loan is contemplated to be funded on or before March 29, 2024, subject to the satisfaction of certain conditions, including (i) the accuracy of customary representations and warranties, (ii) the absence of defaults under the Promissory Note, (iii) the Company having entered into and received aggregate proceeds (net of fees and expenses) of at least $121.0 million from either the term loan (the “Gordon Brothers Term Loan”) contemplated by the previously-disclosed non-binding term sheet that the Company entered into with 1903P Loan Agent, LLC (“Gordon Brothers”) or another third-party financing arrangement with the consent of Mithaq, (iv) the requisite Credit Agreement Lenders under the Credit Agreement having irrevocably waived the “change of control” event of default under the Credit Agreement in accordance with the Forbearance Agreement (as defined below), and (v) the absence of other defaults under the Credit Agreement. As previously disclosed, the Company currently expects to be in a position to close the Gordon Brothers transaction in March 2024, and is also continuing to pursue alternative financing on terms no less favorable in the aggregate to the Company. Mithaq may also choose to cause the Delayed Draw Term Loan to be drawn at any time on one business day’s notice.

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As the Company continues to work to improve its liquidity position and strengthen its balance sheet, certain of its vendors and service providers material to the business have informed the Company that they have halted or plan to halt service to the Company as a result of delayed payments. The Company is in ongoing dialogue with its vendors and service providers regarding paths forward to ensure continued service. The net proceeds of the Initial Term Loan are being used to fund payments to certain of the Company’s vendors and service providers to address overdue accounts payable. The net proceeds from the other financings described above, including the Delayed Draw Term Loan and the Gordon Brothers Term Loan or other alternative financing arrangement, are expected to be used to, among other things, repay in full the Company’s existing $50.0 million term loan under its Credit Agreement, and support the Company’s operations, including further payments to vendors and service providers to address overdue accounts payable.

Forbearance Agreement

As previously disclosed, Mithaq’s acquisition of the Company’s common stock triggered a change of control, thereby causing an event of default under the Credit Agreement. As a result of this event of default, the Company is currently subject to cash dominion. The Company and the Credit Agreement Lenders entered into a forbearance agreement, dated February 29, 2024 (the “Forbearance Agreement”) that, among other things, permits the Mithaq financing arrangements and pursuant to which the Credit Agreement Lenders have agreed to forbear from enforcing the rights and remedies (other than cash dominion and increasing the interest rate payable on borrowings outstanding under the Credit Agreement to the default interest rate) under the Credit Agreement during a limited forbearance period (as described in the immediately following paragraph). The Forbearance Agreement contemplates a permanent waiver of the change of control default upon the satisfaction of certain conditions, including the Company’s receipt of proceeds from the Mithaq Term Loans and the Gordon Brothers Term Loan or other alternative financing arrangement described above and Mithaq’s entry into a subordination agreement in respect of the Mithaq Term Loans.

The Forbearance Agreement terminates upon the earlier of (i) March 29, 2024, at 11:59 p.m. ET, (ii) the date of any other default or event of default under the Credit Agreement or any other loan document, (iii) the date of any breach of the Forbearance Agreement by the Company, or (iv) the date that Mithaq indicates that it will not fund the Delayed Draw Term Loan.

Letter Agreement

Also on February 29, 2024, the Company and Mithaq entered into a letter agreement (the “Letter Agreement”) for purposes of, among other things, ensuring an orderly transition of the governance of the Company following Mithaq’s acquisition of over 50% of the outstanding shares of common stock of the Company, including the continued presence of certain non-Mithaq members on the board of directors of the Company (the “Board”) during a transitional period.

Pursuant to the Letter Agreement, Mithaq and the Company agreed to make certain changes to the composition of Company’s Board and its pre-existing committees, as well as the size of the Board, in each case as further described in Item 5.02 below.

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In addition, pursuant to the Letter Agreement, the Board has also formed a special committee – the Efficiency and Optimization Committee – comprised of new Board members Muhammad Asif Seemab and Muhammad Umair, as well as Jane Elfers, President, CEO and director. The purpose of this committee is to identify and make recommendations to the Board with respect to increasing business competitiveness through efficient cost management at the Company.

Also pursuant to the Letter Agreement, the Company has agreed to hold its 2024 annual stockholder meeting no earlier than May 1, 2024 and no later than May 31, 2024 (unless prohibited by law). The nominees for election to the Board at the 2024 annual stockholder meeting are further described in Item 5.02, below.

The Letter Agreement also requires the Company to use reasonable best efforts to commence and complete a registered rights offering of up to approximately $90.0 million by distributing transferrable subscription rights to the stockholders of the Company at the applicable record date to purchase shares of common stock of the Company.

Furthermore, under the Letter Agreement, the Company agreed that, during the Board’s transitional period, the Board will not make any “Major Decision,” including certain governance changes, certain significant operational and financial decisions, certain transactions in the securities of the Company and its subsidiaries or certain extraordinary transactions (for example, a merger, sale of the company, or bankruptcy filing) without, subject to certain exceptions, the affirmative vote of at least seven directors.

The Letter Agreement also provides that for so long as the Company remains a public reporting company, certain transactions between the Company and its subsidiaries on the one hand and Mithaq and its affiliates (other than the Company and its subsidiaries) on the other hand need to either be approved by a committee comprised solely of directors independent from Mithaq or otherwise comply with forthcoming affiliate transaction policies. The Letter Agreement also contains releases by Mithaq, the Company, and their respective affiliates of certain claims against each other and/or certain of their respective officers, directors and employees.

The foregoing descriptions of the Promissory Note, the Forbearance Agreement and the Letter Agreement are qualified in their entirety by reference to the full texts thereof, copies of which are filed as Exhibit 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and each of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 29, 2024, as described above, the Company and certain of its subsidiaries entered into the Promissory Note and received the proceeds of the Initial Term Loan.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2024, the Company announced that four persons nominated by Mithaq – Turki Saleh A. AlRajhi, Muhammad Asif Seemab, Muhammad Umair and Hussan Arshad – have been appointed to the Board effective February 29, 2024, in accordance with the Letter Agreement. The principal occupation of Mr. AlRajhi is an investor and Chairman and Chief Executive Officer of Mithaq Holding Company, an investment holding company organized under the laws of Saudi Arabia and an affiliate of Mithaq. The principal occupation of Mr. Seemab is Managing Director of Mithaq Capital. The principal occupation of Mr. Umair is Senior Advisor for Origin Funding Partners, a trade finance fund located in Sacramento County, California and focused on emerging markets. The principal occupation of Mr. Arshad is Group Senior Manager at DP World.

Mr. AlRajhi has also been appointed as the Chairman-Elect of the Board and is sharing Chairman duties with current Chairman, Norman Matthews, during a transitional period.

Each new director is expected to enter into the Company’s standard form of indemnity agreement for directors, a form which has been previously filed with the SEC as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the period ended August 2, 2008.

Except for the applicable matters regarding Mithaq and its affiliates described in the Company’s Current Report on Form 8-K filed with the SEC on February 21, 2024 and/or any interest in the Letter Agreement or the Promissory Note that Mr. AlRajhi or Mr. Seemab may be deemed to have by virtue of their direct or indirect economic interests in Mithaq and/or their positions as directors of Mithaq, none of the new directors has a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.

The Company also announced that, concurrently with the execution of the Letter Agreement, Elizabeth Boland, Alicia Enciso, Katherine Kountze and Wesley S. McDonald have resigned from the Board effective February 29, 2024, and Norman Matthews, John E. Bachman, Debby Reiner and Michael Shaffer have each delivered letters of resignation to the Company resigning from Board, effective upon the funding of the Delayed Draw Term Loan. Pursuant to the Letter Agreement, Mithaq and the Company will identify two individuals (who may be remaining Board members from the Company’s prior ten-person Board) who are independent of Mithaq and reasonably acceptable to both Mithaq and the remaining non-Mithaq Board members for nomination for election to the Board at the 2024 annual stockholder meeting. The remaining nominees for election to the Board at the 2024 annual stockholder meeting will consist of the four new Mithaq-nominated Board members appointed to the Board on February 29, 2024. The size of the Board is currently fixed at ten (10) pursuant to the Letter Agreement and is required by the Letter Agreement to be reduced to six (6) following the effectiveness of the resignations of Norman Matthews, John E. Bachman, Debby Reiner and Michael Shaffer.

As a result of the Board composition changes described above, the Board’s committee membership has been reconstituted as follows in accordance with the Letter Agreement:

Audit Committee

John E. Bachman (Chair)

Michael Shaffer

Hussan Arshad

Human Capital and Compensation Committee

Muhammad Asif Seemab (Chair)

Debby Reiner

Norman Matthews

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Corporate Responsibility, Sustainability & Governance Committee

Hussan Arshad (Chair)

John Frascotti

Norman Matthews

As disclosed in Item 1.01, pursuant to the Letter Agreement, the Board has also formed a special committee – the Efficiency and Optimization Committee – comprised of new Board members Muhammad Asif Seemab and Muhammad Umair, as well as Jane Elfers, President, CEO and director.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 29, 2024, the Board approved and adopted an amendment to the Company’s Seventh Amended and Restated Bylaws (the “Bylaw Amendment”), which became effective the same day, to provide for the position of Chairman-Elect of the Board with the same authorities, rights, responsibilities and roles as the Chairman of the Board, and thus permit Mr. AlRajhi to be appointed as the Chairman-Elect in accordance with the Letter Agreement. The Bylaw Amendment also establishes that the State of Delaware shall be the sole and exclusive jurisdiction for any legal actions related to the Company.

The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaw Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

A copy of the Company’s press release on February 29, 2024 relating to the above is attached hereto as Exhibit 99.1. The information contained in Item 7.01 and Exhibit 99.1 to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any previous or future registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

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Item 9.01	Financial Statement and Exhibits.
(d)	Exhibits
Exhibit	Description
Exhibit 3.1	Amendment to the Seventh Amended and Restated Bylaws of The Children’s Place, Inc.

Exhibit 4.1	Promissory Note, dated February 29, 2024, among the Company, certain subsidiaries of the Company, and Mithaq Capital SPC.

Exhibit 10.1	Forbearance Agreement, dated February 29, 2024, among the Company, certain subsidiaries of the Company, the Credit Agreement Lenders and Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent, L/C Issuer, Swing Line Lender and Term Agent.

Exhibit 10.2	Letter Agreement, dated February 29, 2024, between the Company and Mithaq Capital SPC.

Exhibit 99.1	Press Release, dated February 29, 2024, issued by the Company (Exhibit 99.1 is furnished as part of this Current Report on Form 8-K).

Exhibit 104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

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Forward-Looking Statements

This Current Report on Form 8-K contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Mithaq Term Loans, the Gordon Brothers Term Loan, the Forbearance Agreement, the Letter Agreement and the registered rights offering. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 28, 2023. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions (including inflation), the risks related to the COVID-19 pandemic, including the impact of the COVID-19 pandemic on our business or the economy in general, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions, disruptions and higher costs in the Company’s global supply chain, including resulting from COVID-19 or other disease outbreaks, foreign sources of supply in less developed countries, more politically unstable countries, or countries where vendors fail to comply with industry standards or ethical business practices, including the use of forced, indentured or child labor, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, the uncertainty of weather patterns, the risk that we may be unable to consummate the Term Loans as anticipated, or at all, or obtain alternative financing. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2024

THE CHILDREN’S PLACE, INC.

By:	/s/ Jane Elfers
Name:	Jane Elfers
Title:	President and Chief Executive Officer

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